Exhibit 10.6

April 14, 2010

Recovery Energy, Inc.
1515 Wynkoop Street, Suite 200
Denver, CO  80202
Attn:  Roger A. Parker

Re:           Additional Rights Related to Hexagon Investments, LLC’s Equity Ownership of Recovery Energy, Inc.

Gentlemen:

Reference is made to that certain Credit Agreement, dated January 29, 2010, between Hexagon Investments, LLC (“Hexagon”) and Recovery Energy, Inc., a Nevada corporation (“Borrower”), that certain Credit Agreement, dated March 25, 2010, between Hexagon and Borrower, and that certain Credit Agreement, dated April 14, between Hexagon and Borrower, pursuant to which Hexagon has made loans to Borrower in the aggregate of $25,500,000 (the “Loans”).  In connection with making the Loans, Hexagon received a total of 5,000,000 shares of Borrower’s common stock, and as of the date hereof, Hexagon is the largest individual shareholder of Borrower.  This letter agreement sets forth the agreement between Hexagon and Borrower, by which Borrower shall grant certain additional rights to Hexagon related to Hexagon’s equity ownership of Borrower.  Hexagon and Borrower accordingly agree as follows:

1.
Registration Rights.  Prior to May 15, 2010, Hexagon and Borrower shall execute a definitive, customary registration rights agreement whereby, among other things, (A) Hexagon shall be entitled to require registration (“Demand Registration”) by Borrower of all or any part of the common stock of Borrower held by Hexagon, provided that each such Demand Registration must be in respect of shares of common stock of Borrower representing not less than 40% of all of the shares of common stock of Borrower held by Hexagon; provided that, Borrower shall not be obligated to effect more than a total of two Demand Registrations, (B) if Hexagon so elects, the offering of such shares of common stock pursuant to such Demand Registration shall be in the form of a firm commitment underwritten offering, and Hexagon shall have the right to select the underwriters to be used in connection with any offering, provided that such underwriters, including the managing underwriters, shall be reasonably satisfactory to Borrower, (C) Borrower shall pay all customary expenses related to any Demand Registration, including but not limited to registration and filing fees, printing expenses and auditor expenses, (D) the Borrower may delay the effectiveness of a Demand Registration (“Demand Postponement”) for up to 90 days if, based upon the good faith judgment of its board of directors, such delay is necessary to avoid the premature disclosure of a matter the board of directors of the Borrower has determined is not in the best interests of the Borrower to be disclosed at such time; provided that the Borrower may require a Demand Postponement only once in any twelve-month period and (E) Hexagon shall have “piggyback” registration rights if the Borrower endeavors to register any shares of its common stock, either for its own account or for the account of a holder of shares of its common stock.

2.
Board of Director Seat.  Hexagon and Borrower shall discuss the expansion of the board of directors of the Borrower, how such expansion will be effected, whom shall be appointed as director and whether Hexagon shall have the right to select one or more members of the board of directors of Borrower.  In the event Hexagon shall have a right to appoint one or more members of the board of directors of Borrower and Hexagon shall execute, and Borrower shall use its best efforts to cause insider shareholders to execute, a definitive stockholders’ agreement prior to May 15, 2010.

This letter agreement may not be amended except by an instrument in writing signed by all of the parties hereto.  This letter agreement shall be construed in accordance with and governed by the laws of the State of Colorado, excluding its conflict of laws rules.  This letter agreement may be executed in any number of counterparts each of which shall be considered an original.  If the foregoing accurately sets forth our agreement, please so indicate by executing this letter in the space provided below.

Very truly yours

HEXAGON INVESTMENTS, LLC

By:	Hexagon Investments, Inc., its Manager

By:	/s/ Brian Fleischmann
Brian Fleischmann
Its:	Executive Vice President

ACCEPTED AND AGREED
this 14th day of April, 2010

RECOVERY ENERGY, INC.

By:  /s/ Jeffrey A. Beunier____
Jeffrey A. Beunier,
Its:      Chief Executive Officer